Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints John A. Allison IV, Scott E. Reed and Edward D. Vest, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-4 (the “Registration Statement”) relating to the issuance of shares of the Company’s common stock, $5.00 par value per share, in connection with the acquisition by the Company of McGriff, Seibels & Williams, Inc., an Alabama corporation, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on November 20, 2003.

/s/ John A. Allison, IV		/s/ Scott E. Reed
Name:	John A. Allison, IV	Name:	Scott E. Reed
Title:	Chairman of the Board and Chief Executive Officer (principal executive officer)	Title:	Senior Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Edward D. Vest		/s/ Nelle Ratrie Chilton
Name:	Edward D. Vest	Name:	Nelle Ratrie Chilton
Title:	Senior Vice President and Corporate Controller (principal accounting officer)	Title:	Director

/s/ Alfred E. Cleveland		/s/ Ronald E. Deal
Name:	Alfred E. Cleveland	Name:	Ronald E. Deal
Title:	Director	Title:	Director

/s/ Tom D. Efird		/s/ Paul S. Goldsmith
Name:	Tom D. Efird	Name:	Paul S. Goldsmith
Title:	Director	Title:	Director

/s/ Lloyd V. Hackley		/s/ Jane P. Helm
Name:	Lloyd V. Hackley	Name:	Jane P. Helm
Title:	Director	Title:	Director

/s/ Richard Janeway		/s/ J. Earnest Lathem
Name:	Richard Janeway, M.D.	Name:	J. Earnest Lathem, M.D.
Title:	Director	Title:	Director

/s/ James H. Maynard		/s/ Albert O. McCauley
Name:	James H. Maynard	Name:	Albert O. McCauley
Title:	Director	Title:	Director

/s/ J. Holmes Morrison		/s/ Richard L. Player, Jr.
Name:	J. Holmes Morrison	Name:	Richard L. Player, Jr.
Title:	Director	Title:	Director

/s/ Nido R. Qubein		/s/ E. Rhone Sasser
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

/s/ Jack E. Shaw		/s/ Albert F. Zettlemoyer
Name:	Jack E. Shaw	Name:	Albert F. Zettlemoyer
Title:	Director	Title:	Director

/s/ Barry J. Fitzpatrick		/s/ Jennifer S. Banner
Name:	Barry J. Fitzpatrick	Name:	Jennifer S. Banner
Title:	Director	Title:	Director